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                                                                     Exhibit 4.2


                       SECOND AMENDMENT TO LOAN AGREEMENT


         THIS SECOND AMENDMENT TO LOAN AGREEMENT dated as of October 12, 1998, (the "Second Amendment") by and between TUSCARORA INCORPORATED, a Pennsylvania corporation (the "Borrower"), and MELLON BANK, N.A., a national banking association, (the "Bank").

                                  WITNESSETH:

         WHEREAS, the Borrower and the Bank entered into a Loan Agreement dated as of August 14, 1996, as amended by a First Amendment to Loan Agreement dated as of February 20, 1998 (collectively, the "Agreement"); and

         WHEREAS, the Bank and the Borrower have agreed to amend certain provisions of the Agreement for the purpose of, inter alia, extending the Revolving Credit Expiry Date.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

     1. Section 1.01 of the Agreement is hereby amended by deleting the definition "Revolving Credit Expiry Date" and restating it as follows:

               "Revolving Credit Expiry Date" shall mean August 31, 2001, or such earlier date on which the Revolving Credit Facility Commitment shall have been terminated pursuant to this Agreement.

     2. This Second Amendment does not evidence or represent in any way new indebtedness or satisfaction of the indebtedness evidenced by the Note.

     3.        Borrower hereby represents and warrants to Bank that:

               (a) Borrower has and will continue to have corporate power and authority to execute, deliver and perform the provisions of this Second Amendment, the Revolving Credit Note, the Term Note and all other agreements executed and delivered by Borrower in connection with the Agreement (the "Loan Documents");

               (b) The execution and delivery of this Second Amendment and the carrying out of the Agreement and the other Loan Documents will not violate any provisions of law or any instrument, agreement, order, decree, writ or ruling to which such Borrower is a party or by which it is bound or to which it is subject;

               (c) This Second Amendment, which has been duly and validly executed and delivered by such Borrower, and the other Loan Documents constitute legal, valid and binding obligations of such Borrower enforceable in accordance with the terms hereof and thereof;

               (d) The representations and warranties of Borrower contained in the Agreement, as amended by this Second Amendment and the other Loan Documents are correct and accurate on and as of the date hereof; and

               (e) The Bank has acted in good faith in the performance and enforcement of its rights under the Loan Documents and the negotiation of this Second Amendment.

     4. The effective date of this Second Amendment shall be August 31, 1998.

     5. The provisions of the Notes shall remain in full force and effect except as modified hereby. All representations, warranties and covenants contained herein or made in writing by Borrower in connection herewith shall apply to the borrowings and shall survive the execution and delivery of this Second Amendment, and will bind and inure to the benefit of the successors and assigns of the parties hereto, provided that, without the prior written consent of Bank, Borrower may not assign any of its obligations under the Agreement or any of the other Loan Documents, and any such attempted assignment shall be null and void.
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     6.        Borrower's obligations under the Agreement, as amended by this
Second Amendment and under the Revolving Credit Note and the Term Note, as amended, modified or supplemented from time to time, (collectively, the "Notes"), are and will continue to be secured by the security interest granted to Bank by Borrower under the Notes, as the same may be amended, modified or supplemented from time to time, and such obligations are and will continue to be a part of the "Obligations" (as that term is defined in the Notes) which is secured by the security interests granted in the Notes.

     7. The Borrower hereby reaffirms the Notes and the Agreement and all obligations and liabilities of the Borrower to the Bank thereunder, and warrants to the Bank that as of the date hereof the Borrower has no defense or counterclaim whatsoever to any action or proceeding that may be brought to enforce the Bank's rights and remedies under the Notes or the Agreement.

     8. This Second Amendment and the Agreement shall be governed in all respects by and construed in accordance with the laws of the Commonwealth of Pennsylvania, except the rules applicable to the conflicts of law.

     9. Except as stated in this Second Amendment, the terms, covenants, conditions and provisions of the Agreement shall remain in full force and effect.

     10. The Borrower hereby directs the Bank to affix this Second Amendment to the Agreement, whereupon the Agreement and this Second Amendment will become and constitute a single instrument.

     11. All terms used in this Second Amendment and not otherwise defined herein shall have the meanings ascribed to them in the Agreement, unless the context clearly indicates otherwise.

     WITNESS the due execution and delivery of this Second Amendment on behalf of the Bank and the Borrower as of the date first above written.


ATTEST:                               TUSCARORA INCORPORATED


By: /s/ Edward R. Wolford             By: /s/ Brian C. Mullins
   -------------------------------       ---------------------------------------

Title: Vice President & Controller    Title: Sr. Vice President, CFO & Treasurer
      ----------------------------          ------------------------------------

                                      MELLON BANK, N.A.


                                      By: Dwayne R. Finney
                                         ---------------------------------------

                                             Title: Vice President
                                                   -----------------------------